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                                                                   EXHIBIT 99A


                                   EXHIBIT A

                       AGREEMENT REGARDING JOINT FILING


     The undersigned hereby agree and consent to the joint filing on their behalf of this Schedule 13G in connection with their beneficial ownership of the common stock of WHX Corporation.

Dated: February 11, 2000


CANYON CAPITAL ADVISORS LLC,
A DELAWARE LIMITED LIABILITY COMPANY


By: /s/ Joshua S. Friedman
   --------------------------------
Name:   Joshua S. Friedman
Title:  Managing Director

JOSHUA S. FRIEDMAN


/s/ Joshua S. Friedman
-----------------------------------


MITCHELL R. JULIS


/s/ Mitchell R. Julis
-----------------------------------


R. CHRISTIAN B. EVENSEN


/s/ R. Christian B. Evensen
-----------------------------------




                                      EXHIBIT A